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                                                                  Exhibit 21.01
                                                                  -------------


                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------


        NAME OF SUBSIDIARY                      STATE OF INCORPORATION
        ------------------                      ----------------------

I.      CDI Investments, Inc.                   Delaware

II.     Elliott Drug Company                    New York

III.    Cardinal Syracuse, Inc.                 New York

IV.     Bailey Drug Company                     Delaware

V.      James W. Daly, Inc.                     Massachusetts

VI.     Marmac Distributors, Inc.               Connecticut

VII.    Cardal, Inc.                            Ohio

VIII.   National PharmPak Services, Inc.        Ohio

IX.     Phillipi Holdings, Inc.                 Ohio

X.      Cardinal Health Systems, Inc.           Ohio

XI.     Ohio Valley-Clarksburg, Inc.            Delaware

XII.    Chapman Drug Company                    Tennessee

XIII.   National Specialty Services, Inc.       Tennessee

XIV.    Leader Drugstores, Inc.                 Delaware

XV.     Solomons Company                        Georgia

XVI.    Cardinal West, Inc.                     Nevada

XVII.   Cardinal Florida, Inc.                  Florida

XVIII.  Cardinal Mississippi, Inc.              Mississippi

XIX.    Whitmire Distribution Corporation       Delaware

XX.     Medical Strategies, Inc.                Massachusetts

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                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------


        NAME OF SUBSIDIARY                      STATE OF INCORPORATION
        ------------------                      ----------------------

XXI.    Humiston-Keeling, Inc.                  Illinois

XXII.   Behrens Inc.                            Texas

XXIII.  Vital Software, Inc.                    Ohio

XXIV.   Assisted Care Partners, Inc.            Ohio

XXV.    Williams Drugs Distributors Inc.        Delaware

XXVI.   Renlar Systems, Inc.                    Kentucky